Calculation of Filing Fee Tables
S-8
FATE THERAPEUTICS INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share	Other	7,000,000	$ 2.795	$ 19,565,000.00	0.0001381	$ 2,701.93
Total Offering Amounts:						$ 19,565,000.00		$ 2,701.93
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,701.93
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of common stock, par value $0.001 per share ("Common Stock"), of the Registrant registered hereunder includes an indeterminable number of shares of Common Stock that become issuable by reason of any share dividend, share split or other similar transaction. The amount to be registered represents 7,000,000 additional shares of Common Stock issuable under the Fate Therapeutics, Inc. Third Amended and Restated 2022 Stock Option and Incentive Plan, as approved by the Board of Directors of the Registrant on March 31, 2026 and approved by the Stockholders of the Registrant at the 2026 Annual Meeting of Stockholders on June 12, 2026. The proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low sales prices of the Common Stock as reported on the Nasdaq Global Market on August 10, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources